UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 29, 2013

EVOLUCIA INC.
 (Exact name of registrant as specified in its charter)

Nevada	000-53590	98-0550703
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

7040 Professional Parkway East, Sarasota, Florida 34240
(Address of principal executive offices) (zip code)

941-751-6800
(Registrant's telephone number, including area code)

Copies to:
Stephen M. Fleming, Esq.
Fleming PLLC
49 Front Street, Suite 206
Rockville Centre, New York 11570
Phone: (516) 833-5034
Fax: (516) 977-1209

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 29, 2013, Charles B. Rockwood resigned as the Executive Vice President and Chief Financial Officer of Evolucia Inc. (the “Company”) for personal reasons. The Company and Mr. Rockwood entered an Agreement whereby the parties were released from all obligations and liabilities and pursuant to which Mr. Rockwood will continue to provide services to the Company on a consulting basis through November 30, 2013 and be available for limited consultation through March 30, 2014. The Company has agreed to allow Mr. Rockwood’s option to vest with respect to 8,125,000 shares of common stock, which are exercisable for $0.02 per share.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVOLUCIA INC.

Date: October 30, 2013	By:	/s/ Mel Interiano
Name: Mel Interiano
Title: Chief Executive Officer

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